KENWIN SHOPS, INC.
         PROXY FOR SPECIAL MEETING OF STOCKHOLDERS - NOVEMBER 21, 1996


     The undersigned hereby appoints DONALD WEINER and ARTHUR GINS, or either of them, proxies with full power of substitution, for the undersigned to vote with respect to all shares of stock of KENWIN SHOPS, INC. (the "Company") of the undersigned at the Special Meeting of Stockholders to be held on Thursday, November 21, 1996 at 10:00 a.m. in the morning, at Kenwin Shops, Inc., 6200 Memorial Drive, Stone Mountain, Georgia, and at any adjournments thereof, with all the powers the undersigned would possess if personally present, upon the following matters: (Please mark votes :X)


1. Election of All Directors
     Nominees: Richard Moskowitz, Donald Weiner, Arthur Gins, Barbara Weiner and Edith Gins.
     ~~VOTE FOR all nominees listed above; except vote withheld from following
     ~~VOTE WITHHELD from all nominees nominees (if any                        .

2. Proposal to approve the Management Agreement with D&A Funding Corporation, which provides for various actions, including the sale to D&A Funding Corporation of 350,000 shares of Common Stock at $.01 per share.
                 ~~FOR                      ~~AGAINST                  ~~ABSTAIN

3. Proposal to amend the Company's Certificate of Incorporation to provide for a reduction in par value of the Company's Common Stock from $1.00 per share to $.01 per share.
                 ~~FOR                     ~~AGAINST                   ~~ABSTAIN

4. In their discretion upon all other matters as may properly come before the meeting.

                 ~~FOR                     ~~AGAINST                   ~~ABSTAIN








The Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for all Proposals.







                                             Dated                        , 1996

                                                   -----------------------------
                                                        Signature of Stockholder
                                                    Proxy Must Be Signed Exactly
                                                          As Name Appears Hereon
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS